Exhibit 99.1

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BESICORP GROUP INC.                                    News Release


                                                       For Immediate Release


Contact: Steven G. Nachimson, Esq. - Corporate Counsel 914-336-7700


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KINGSTON, NEW YORK, JUNE 19, 1997-BESICORP GROUP INC. (AMEX Emerging Company
Marketplace - BGI.EC) reported that the Company and its Chairman and Chief Executive Officer, Michael F. Zinn, each entered guilty pleas today to two felony counts in United States District Court for the Southern District of New York, White Plains, New York. The Company entered a guilty plea to one count of causing a false statement to be made to the Federal Election Commission ("FEC") and one count of filing a false tax return, both in connection with contributions to the 1992 election campaign of Congressman Maurice Hinchey. Mr. Zinn similarly entered a guilty plea to one count of causing a false statement to be made to the FEC and one count of causing the filing of a false tax return in connection with contributions to the 1992 election campaign of Congressman Maurice Hinchey.

Both the Company and Mr. Zinn will be sentenced on September 19, 1997. The Company is uncertain as to what effect or consequences this development will have to its current or future business activities.

Besicorp specializes in the development of independent power projects and energy technologies.

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